UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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InfuSystem Holdings, Inc.

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Dear Fellow InfuSystem Holdings, Inc. Stockholder:

As you are likely aware, Kleinheinz Capital Partners, Meson Capital Partners and Boston Avenue Capital and certain related persons (the “Kleinheinz Dissident Group”), a group of stockholders owning 11.4% of the InfuSystem outstanding shares, are attempting to seize control of InfuSystem by soliciting stockholder agent designations in order to call a special meeting of InfuSystem’s stockholders for the purpose of seeking to remove all seven members of InfuSystem’s Board of Directors that you elected and replacing them with the Kleinheinz Dissident Group’s handpicked nominees.

The InfuSystem Board of Directors strongly believes that InfuSystem has the right Board and management team in place and that convening a special meeting at this time is not in the best interests of InfuSystem or its stockholders.

The InfuSystem Board of Directors values input from our stockholders and is fully committed to obtaining stockholder input into the composition of the Board. The InfuSystem Board of Directors does not believe, however, that a special meeting serves the interests of our stockholders. The special meeting has been demanded by a group of dissident stockholders with a limited ownership stake who have not articulated any plans or proposals for InfuSystem nor provided any information as to what actions they might undertake if they were able to seize control of InfuSystem. The entire InfuSystem Board of Directors will be up for election later this year at our 2012 annual meeting of stockholders to be held in the spring, which makes calling a special meeting at this time completely unnecessary.

THE INFUSYSTEM BOARD HAS UNANIMOUSLY DETERMINED THAT THE KLEINHEINZ DISSIDENT GROUP SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF INFUSYSTEM AND ITS STOCKHOLDERS AND OPPOSES THE SOLICITATION OF AGENT DESIGNATIONS BY THE KLEINHEINZ DISSIDENT GROUP. ACCORDINGLY, THE INFUSYSTEM BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE AGENT DESIGNATION CARD SENT TO YOU BY THE KLEINHEINZ DISSIDENT GROUP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE AGENT DESIGNATION CARD AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, THE INFUSYSTEM BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD AS SOON AS POSSIBLE.

The enclosed Revocation Solicitation Statement contains important information as to why you should, and how to, submit the accompanying BLUE revocation card to revoke any WHITE agent designation card that you previously returned to the Kleinheinz Dissident Group. We urge you to read it carefully. Regardless of the number of shares you own, your revocation of agent designation is important. Please act today. Your Board greatly appreciates your continued support.

Yours sincerely,

Sean McDevitt
Chairman and Chief Executive Officer

This Revocation Solicitation Statement is dated February 6, 2012 and is first being mailed to InfuSystem stockholders on or about February 7, 2012.

REVOCATION SOLICITATION STATEMENT BY INFUSYSTEM HOLDINGS, INC.

IN OPPOSITION TO THE SOLICITATION OF AGENT DESIGNATIONS

BY THE KLEINHEINZ DISSIDENT GROUP TO DEMAND A SPECIAL MEETING

OF STOCKHOLDERS OF INFUSYSTEM HOLDINGS, INC.

This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying BLUE revocation card (the “Revocation Card”) are being furnished by the Board of Directors (the “Board”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), to the holders of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in connection with the Board’s solicitation of Revocations of Agent Designations (“Revocations”) in opposition to a solicitation by a stockholder group. The group of stockholders, Kleinheinz Capital Partners, Inc., a Texas corporation (“Kleinheinz Capital”); Kleinheinz Capital Partners LDC, a Cayman Islands limited duration company; John B. Kleinheinz; Global Undervalued Securities Master Fund, L.P., a Cayman Islands exempted limited partnership; Global Undervalued Securities Fund, L.P., a Delaware limited partnership; Global Undervalued Securities Fund (QP), L.P., a Delaware limited partnership; Global Undervalued Securities Fund, Ltd., a Cayman Islands exempted company; Meson Capital Partners, LLC, a Delaware limited liability company (“Meson Capital”); Meson Capital Partners LP, a New York limited partnership; Ryan J. Morris; Boston Avenue Capital LLC, an Oklahoma limited liability company (“Boston Capital”); and Charles M. Gillman (collectively referred to as the “Kleinheinz Dissident Group”), is soliciting appointments of persons to be designated as stockholder’s agent for the purpose of calling a special meeting of stockholders of the Company (“Agent Designations”) in order to consider and vote upon various proposals, as further described herein, for the primary purpose of removing the seven members of the Board and replacing them with the Kleinheinz Dissident Group’s nominees (the “Kleinheinz Dissident Group Solicitation”).

Pursuant to Section 211(d) of the Delaware General Corporation Law (the “DGCL”), special meetings of stockholders may be called by a board of directors or by such other person or persons authorized by the certificate of incorporation or bylaws of the company at issue. Section 1.3 of the Company’s Amended and Restated Bylaws (the “Bylaws”) permits stockholders owning a majority of the outstanding stock that would be entitled to vote at a proposed special meeting to call a special meeting. Each share of Common Stock is entitled to one vote. As of January 31, 2012, there were 21,330,235 outstanding shares of Common Stock. Based on the number of shares outstanding on January 31, 2012, in order to request the special meeting in accordance with the Bylaws, the Kleinheinz Dissident Group would need to deliver to the Company executed and unrevoked Agent Designations from holders of approximately 10,665,118 shares of Common Stock, including the 2,423,683 shares purported to be owned by the Kleinheinz Dissident Group (as of January 31, 2012). The actual number of shares of our Common Stock for which executed and unrevoked Agent Designations will need to be received in order to request a special meeting will depend on the number of shares that are outstanding on the date on which the request is received by the Company.

As of February 3, 2012, the directors and executive officers of the Company collectively own 3,687,018 shares of Common Stock, representing approximately 17.3% of the outstanding shares of Common Stock. None of the Company’s executive officers or directors intends to deliver Agent Designations with respect to any of their shares.

THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE KLEINHEINZ DISSIDENT GROUP SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND VIGOROUSLY OPPOSES THE SOLICITATION OF AGENT DESIGNATIONS BY THE KLEINHEINZ DISSIDENT GROUP. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE AGENT DESIGNATION CARD SENT TO YOU BY THE KLEINHEINZ DISSIDENT GROUP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE AGENT DESIGNATION CARD AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD AS SOON AS POSSIBLE, BY MAIL (USING THE ENCLOSED POSTAGE-PAID ENVELOPE) TO GEORGESON, 199 WATER STREET, 26TH FLOOR, NEW YORK, NEW YORK, 10038-3560.

THE COMPANY IS SEEKING ONLY A REVOCATION OF THE AGENT DESIGNATIONS RELATING TO THE CALLING OF THE SPECIAL MEETING. THE COMPANY IS NOT CURRENTLY SEEKING YOUR PROXY WITH RESPECT TO ANY OTHER MATTER.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN REVOKING AN AGENT DESIGNATION YOU MAY HAVE GIVEN TO THE KLEINHEINZ DISSIDENT GROUP PLEASE CONTACT:

199 Water Street, 26th Floor

New York, NY 10038-3560

Banks and Brokers Call (212) 440-9800

All Others Call Toll-Free (800) 891-3214

Important Notice Regarding the Availability of Materials for the Revocation Solicitation

This Revocation Solicitation Statement and Form of BLUE Revocation Card are available online by going to the “Investors—SEC Filings” section of the Company’s website at www.infusystem.com.

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Q: Why am I receiving this Revocation Solicitation Statement?

A: The Kleinheinz Dissident Group, a group of stockholders owning 11.4% of the Company’s outstanding shares, is attempting to seize control of the Company by soliciting Agent Designations for the purpose of calling a special meeting of stockholders of the Company in order to remove all seven members of the Company’s Board that you elected and replace them with the Kleinheinz Dissident Group’s handpicked nominees.

You are receiving this Revocation Solicitation Statement because we are asking you to not provide an Agent Designation and to revoke any Agent Designation that you may have delivered to the Kleinheinz Dissident Group to request that the Company call a special meeting in order to elect the Kleinheinz Dissident Group’s director nominees to the Board. By revoking the Agent Designation, you will help preserve the composition of your current Board, which the Board believes is in the best interests of the Company and its stockholders.

Q: Who is making this solicitation?

A: The Board of Directors of InfuSystem Holdings, Inc.

Q: What is the Board’s position with respect to the Kleinheinz Dissident Group’s solicitation of Agent Designations to call a special meeting?

A: The Board has unanimously determined that the Kleinheinz Dissident Group’s solicitation is contrary to the best interests of the Company and its stockholders and vigorously opposes the solicitation of Agent Designations by the Kleinheinz Dissident Group. The Board’s determination was based upon the following reasons:

•	The Board’s belief that the Company has the right plan in place to deliver long-term value to stockholders and that the Board and management team are successfully executing on the strategic plan.

•	The Company has a strong, experienced, independent and motivated Board that is committed to enhancing stockholder value.

•	The Kleinheinz Dissident Group has failed to articulate any plan for the Company and is attempting to take control of the Company without paying for it.

•	The Board’s belief that the Kleinheinz Dissident Group’s nominees are not right for the Company’s stockholders.

•	The Kleinheinz Dissident Group Solicitation is costly to the Company and unjustified.

Q: What happens if the Kleinheinz Dissident Group succeeds in obtaining sufficient Agent Designations to request the Company to call a special meeting?

A: If duly executed, unrevoked Agent Designations representing a majority of the Company’s outstanding shares of Common Stock are delivered to the Company and a proper written request to call a special meeting is made, the Bylaws provide that the Secretary of the Company will have the duty of fixing the date and time of the meeting, which must be held not more than 75 days following receipt of the written request. The meeting would allow the Kleinheinz Dissident Group to put to a stockholder vote various proposals for the primary purpose of removing all seven members of the Company’s Board and replacing them with the Kleinheinz Dissident Group’s nominees. Your Board believes that these proposals are not in the best interests of the Company.

Q: When is the special meeting?

A: A special meeting has not been scheduled. A special meeting would only be held if the Kleinheinz Dissident Group succeeded in obtaining executed, unrevoked Agent Designations from holders of a majority of the Company’s outstanding shares of Common Stock. If such Agent Designations are obtained by the Kleinheinz Dissident Group and a proper written request to call a special meeting is made, the Bylaws provide that the

Company would then schedule the special meeting within 75 days of the receipt of the written request. If such Agent Designations are not obtained, no special meeting will be held.

Q: What are the Kleinheinz Dissident Group’s plans for the Company if they are successful in replacing the Company’s Board?

A: The Company does not know. The Kleinheinz Dissident Group has not articulated any plans or proposals for the Company nor provided any information as to what actions they might undertake if they were able to seize control of the Board.

Q: Won’t all of the Company’s directors be up for election at the Company’s 2012 annual meeting anyway?

A: Yes, the Company’s stockholders will have the opportunity to vote on the election of all of the directors at the 2012 annual meeting to be held in the spring. The Board does not consider the calling of a special meeting to be a valuable use of the Company’s resources considering that the special meeting at most would simply serve the purpose of establishing the composition of the Company’s Board during a short period of several weeks prior to the Company’s 2012 annual meeting, at which each of the Board seats will be up for election anyway.

Q: What should I do now?

A: We urge you to protect your investment in the Company and reject the Dissident Group’s efforts to take control of your Company. We therefore urge you NOT to sign any WHITE Agent Designation card sent to you by the Kleinheinz Dissident Group. In addition, whether or not you have previously executed a WHITE Agent Designation card and regardless of the number of shares you own, we urge you to sign, date and deliver the enclosed BLUE Revocation Card as soon as possible, by mail (using the enclosed postage-paid envelope) to Georgeson, 199 Water Street, 26th Floor, New York, New York, 10038-3560.

Q: If I have already delivered an Agent Designation (that is reflected in the WHITE Agent Designation card), is it too late for me to change my mind?

A: No. Even if you have previously signed a WHITE Agent Designation card, you may revoke that designation by signing, dating and mailing the enclosed BLUE Revocation Card. You may revoke your Agent Designation at any time until it is determined that the Kleinheinz Dissident Group has effectively demanded a special meeting.

Q: How do I revoke my Agent Designation?

A: If you are a record holder of Common Stock, mark the “REVOKE AGENT DESIGNATION” box on the enclosed BLUE Revocation Card. Then, sign, date and return the enclosed BLUE Revocation Card today to Georgeson in the envelope provided. It is important that you date the BLUE Revocation Card when you sign it. You are considered a record holder if your shares are registered directly in your name with the Company’s transfer agent.

If your shares of Common Stock are held of record by a bank, bank nominee, brokerage firm or other institution, only that bank, bank nominee, brokerage firm or other institution can execute your BLUE Revocation Card. You should contact the bank, bank nominee, brokerage firm or other institution with your instructions to execute the BLUE Revocation Card.

Q: If I have not delivered an Agent Designation, should I still return a BLUE Revocation Card?

A: Yes. Even if you have not submitted an Agent Designation, we urge you to submit a BLUE Revocation Card as described above. Although submitting a BLUE Revocation Card will not have any legal effect if you have not previously submitted an Agent Designation, it will help the Board keep track of the progress of the Agent Designation process and demonstrate your support for the Board.

Q: What happens if I do nothing?

A: If you do not send in any WHITE Agent Designation card that the Kleinheinz Dissident Group may send you and do not return the enclosed BLUE Revocation Card, you will effectively be voting AGAINST the Kleinheinz Dissident Group’s attempt to hold a special meeting.

Q: Does the Revocation have any effect on matters other than the Agent Designation?

A: No. The Company is seeking Revocations only for the Agent Designations related to the calling of the special meeting. The Company is not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Q: Who are the current members of the Board?

A: The seven members of your Board were elected at the 2011 annual meeting held on May 27, 2011. Biographies and summaries of the qualifications of the current members of the Board are set forth below under “The Company’s Board of Directors and Executive Officers.”

Q: Who should I contact if I have questions about the solicitation?

A: Please contact Georgeson, at (212) 440-9800 (banks and brokers) or toll-free at (800) 891-3214 (all others).

THE KLEINHEINZ DISSIDENT GROUP SOLICITATION

The Kleinheinz Dissident Group has filed a solicitation statement, dated as of January 31, 2012 (the “Kleinheinz Dissident Group Solicitation Statement”) with the United States Securities and Exchange Commission (the “SEC”). According to the Kleinheinz Dissident Group Solicitation Statement, the Kleinheinz Dissident Group is conducting the Kleinheinz Dissident Group Solicitation to designate Designated Agents as your agents and authorize these Designated Agents to request that the Company call a special meeting for the following purposes: (i) to amend Article II, Section 2.4 of the Bylaws in order to allow the Company’s stockholders to fill any vacancies, however caused, on the Board; (ii) to remove, without cause, each of the seven (7) current members of the Board, as well as any director appointed by the Board without stockholder approval between January 18, 2012 and up through and including the date of the special meeting; (iii) to elect the Kleinheinz Dissident Group’s own director nominees to fill the resulting vacancies on the Board; (iv) to repeal any provision of the Bylaws adopted by the Board subsequent to January 22, 2009; and (v) to transact any other business as may properly come before the special meeting.

BACKGROUND

The Company’s management and Board regularly review and evaluate the Company’s business and operations with the goal of enhancing stockholder value. As part of this process, the Company’s management from time to time meets with stockholders of the Company to discuss their respective views on ways to enhance stockholder value.

In furtherance of this practice, Sean McDevitt, Chairman and Chief Executive Officer of the Company, and Pat LaVecchia, Vice Chairman of the Company, had tentatively scheduled a meeting with Aushrif Javeed, a representative of Kleinheinz Capital, in the summer of 2011. However, the Company had to postpone this meeting due to a scheduling conflict. At the time, the Company and representatives of Kleinheinz Capital discussed attempting to reschedule a face-to-face meeting for the fall of 2011, possibly in December, at which time the Company had a regularly scheduled Board meeting in Houston, Texas.

In late September 2011, Mr. Javeed contacted Mr. McDevitt and inquired as to whether the Company would be interested in purchasing a block of 200,000 shares of the Company’s Common Stock pursuant to the Company’s existing share repurchase program. The Company was not in the market at the time and, accordingly, informed Kleinheinz Capital that it could not purchase the shares. At that time, Mr. McDevitt again suggested a possible face-to-face meeting in December at Kleinheinz Capital’s offices in Ft. Worth, Texas, repeating that he and Mr. LaVecchia would be in Houston for a Board meeting on December 15, 2011.

In early December, Mr. LaVecchia attempted to reach Mr. Javeed to confirm the meeting but received no response at that time.

On December 6, 2011, the Kleinheinz Dissident Group filed with the SEC a Schedule 13D reporting beneficial ownership of 2,423,683 shares of Common Stock, representing approximately 11.4% of the outstanding shares. Contrary to the Kleinheinz Dissident Group’s assertion contained in its solicitation materials subsequently filed with the SEC that they have on numerous occasions attempted to approach the Company’s Board and management to offer assistance and discuss their concerns but have been ignored, the filing of the Schedule 13D was the first time the Company became aware that members of the Kleinheinz Dissident Group (other than Kleinheinz Capital and related entities) even owned shares of Common Stock. As noted above, the Company had already attempted to schedule a meeting with Kleinheinz Capital even before the filing of the Schedule 13D.

On December 6, 2011 (the same day that the Schedule 13D was filed), Mr. LaVecchia contacted Mr. Javeed to confirm a meeting to discuss the Company and provide an update on its recent activities. The meeting was scheduled for the afternoon of December 13, 2011, at the offices of Kleinheinz Capital. Mr. Javeed asked if the Company would object to a representative of Meson Capital also attending the meeting and Mr. LaVecchia stated that there were no objections.

At the December 13, 2011 meeting, John Kleinheinz, Mr. Javeed and Andrew Rosell of Kleinheinz Capital and a representative of Meson Capital informed Messrs. McDevitt and LaVecchia that they were unhappy with the Company’s current share price. This was the first time Kleinheinz Capital or any other member of the Kleinheinz Dissident Group had expressed to the Company any dissatisfaction with their investment in the Company. At the meeting, the representatives also orally requested the appointment of three directors to the Board and demanded a response to this request by the end of that week. They did not, however, offer any suggestions or provide any insight into what value their directors would bring to the Board or how they would alter the Company’s business plan or strategy if given the opportunity. In fact, the representatives of the Kleinheitz Dissident Group indicated that they would only be able to provide such input after they were provided representation on the Board and given a period of time thereafter during which the appointees could learn about the Company’s business. However, they did not at this meeting or on any subsequent or prior occasions make any oral or written request for any detailed or non-public information about the Company. Messrs. McDevitt and LaVecchia informed the representatives of the Kleinheinz Dissident Group that they would discuss the events of the meeting with the other directors of the Company at their next Board meeting, which was scheduled for December 15, 2011. In light of the September request that the Company purchase its shares, Mr. McDevitt also informed representatives of Kleinheinz Capital that if they were interested in disposing of their investment in the Company, the Company would be willing to take reasonable steps to assist in the process, possibly by introducing them to an investor seeking to make a large block purchase. Contrary to the Kleinheinz Dissident Group’s assertion contained in its solicitation materials subsequently filed with the SEC, the Company did not, at this meeting or on any prior or subsequent occasion, offer to buy the Kleinheinz Dissident Group’s shares of Common Stock.

On December 15, 2011, the Board held a regularly-scheduled meeting at which Messrs. McDevitt and LaVecchia informed the Board of the events at their meeting with the representatives of the Kleinheinz Dissident Group. After discussion, the Board confirmed its support of the Company’s current management and strategy, determined to decline the Kleinheinz Dissident Group’s request for board representation and instructed Mr. LaVecchia to call a representative of Kleinheinz Capital on behalf of the Board to convey the message that the Board would like to maintain an open and constructive dialogue with the Kleinheinz Dissident Group and would be receptive to considering any suggestions that the Kleinheinz Dissident Group may have for the Company. The Board directed Mr. LaVecchia to convey the Board’s response to Kleinheinz Capital because Kleinheinz Capital held the largest stake of the three members of the Kleinheinz Dissident Group and had been an investor for a number of years. Meson Capital and Boston Capital by contrast owned only 2.3% and 0.4% of the Company’s Common Stock, respectively, all of which had been acquired during the preceding 45 days at an average price of $1.21 per share according to their December 6, 2011 Schedule 13D.

On December 16, 2011, Messrs. McDevitt and LaVecchia attempted to reach representatives of Kleinheinz Capital, but were unsuccessful in doing so.

On the following Monday, December 19, 2011, Mr. LaVecchia initiated a call to Messrs. Javeed and Rosell to convey the message that the Board had been apprised of the meeting with the representatives of the Kleinheinz Dissident Group and had determined to decline the Kleinheinz Dissident Group’s request for Board representation at that time. Mr. LaVecchia emphasized that the Board was fully committed to an open dialogue and welcomed further input from the Kleinheinz Dissident Group. Mr. LaVecchia offered to arrange for further discussions in which Company representatives would discuss the Company’s strategy with the Kleinheinz Dissident Group in greater detail, subject to appropriate non-disclosure agreements. Messrs. Javeed and Rosell stated they would discuss the Company’s response internally.

Also on December 19, 2011, a representative of Meson Capital e-mailed Mr. McDevitt asking whether Mr. McDevitt would be getting back to him. Mr. McDevitt replied that Mr. LaVecchia had spoken with representatives of Kleinheinz Capital to convey the Board’s response. Subsequently, during the last week of December 2011, a representative of Meson Capital left a voicemail for Mr. McDevitt stating that he may be in further contact with Mr. McDevitt if necessary.

Thereafter, until January 18, 2011, despite the Board’s offer to continue an open dialogue, the Kleinheinz Dissident Group did not make any contact with the Company or otherwise indicate to the Company that it would like to have further conversations with the Board.

On January 18, 2012, the Kleinheinz Dissident Group filed a preliminary version of the Kleinheinz Dissident Group Solicitation Statement with the SEC to solicit Agent Designations for the purpose of calling a special meeting of stockholders at which various proposals would be considered for the primary purpose of removing the seven members of the Board and replacing them with the Kleinheinz Dissident Group’s handpicked nominees.

On the same day, the Board discussed the Kleinheinz Dissident Group Solicitation Statement. The Company also issued a press release urging stockholders to reject the efforts by the Kleinheinz Dissident Group to take control of the Company.

On January 27, 2012, the Company filed a preliminary version of this Revocation Solicitation Statement with the SEC.

On January 31, 2012, the Kleinheinz Dissident Group filed the definitive Kleinheinz Dissident Group Solicitation Statement with the SEC.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS AND REASONS FOR

THE RECOMMENDATION

For the following reasons, the Board has unanimously determined that the Kleinheinz Dissident Group Solicitation is contrary to the best interests of the Company and its stockholders and vigorously opposes the solicitation of Agent Designations by the Kleinheinz Dissident Group. Accordingly, the Board recommends that you NOT sign any WHITE Agent Designation card sent to you. Whether or not you have previously executed a WHITE Agent Designation card, the Board urges you to sign, date and deliver the enclosed BLUE Revocation Card as soon as possible.

The Company has the Right Plan in Place to Deliver Long-Term Value to Stockholders

Over the past several years, the Board and management team have worked diligently to develop a strategic plan to position the Company for continued success. The Company remains committed to its core vision of becoming a significant leader in the infusion and pre-owned medical equipment markets, increasing revenue, maintaining attractive EBITDA margins, generating substantial free cash flow and improving its overall financial profile.

The Company’s Board, management team and employees have built the Company into a market leading full-service infusion provider with a favorable reimbursement position with more than 200 managed care contracts covering approximately 200 million individuals.

Given the Company’s leading market position and the increasing demand for health care services and infusion therapy, the Company believes it has a clear action plan and is well positioned for growth through multiple strategic and organic opportunities.

The Board and Management Team are Successfully Executing on the Strategic Plan

The Company has a clear action plan in place to continue to capitalize on the significant growth opportunities available and drive enhanced stockholder returns, and the Board believes it has the right management team to execute the plan. The Company’s key executives have only been in their positions for short periods of time. Sean McDevitt has been Chief Executive Officer since September 2009, and the current Chief Financial Officer and head of sales have held their positions only since late 2010. The Company believes that electing the Kleinheinz Dissident Group’s nominees could interrupt the ongoing implementation of the Company’s strategic plan and negatively impact stockholder value.

The Company’s core ambulatory infusion pump business provides a complete solution to doctors and patients, and has a strong presence with the largest payors and cancer treatment centers. In addition, the Company has maintained a disciplined approach to acquisitions, completing the purchase of Star Infusion and Compression Therapies, LLC in 2011 to complement the June 2010 acquisition of First Biomedical, Inc. These acquisitions have further diversified revenue streams while maintaining attractive EBITDA margins.

The Company has achieved 17 consecutive quarters of year-over-year revenue growth. From the 12 months ended December 31, 2008 to the 12 months ended December 31, 2011, the Company increased revenues by 54%, while maintaining attractive EBITDA margins. As a sign of its growth, the Company successfully transitioned from the OTC Bulletin Board to a national exchange, the NYSE AMEX, in early 2011.

The Company has a strong nationwide presence that it believes it can leverage to expand its footprint through strategic acquisitions. The Company is focused on targeted, accretive acquisitions of complementary businesses. Additionally, the Company’s ability to offer biomedical repair and service nationwide, as well as lease or sell a portfolio of large volume pumps, provides considerable retail opportunities. The Company expects to take advantage of these opportunities in order to grow organic revenues.

The Company has a Strong, Experienced, Independent and Motivated Board that is Committed to Enhancing Stockholder Value

The Company believes that it has the right Board and management team in place to execute on its plan. The Board is composed of seasoned executives, six of whom are independent, all of whom are actively engaged and keenly aware of their duties to create value for all stockholders. The current members of the Board are also highly incentivized to pursue a strategy that will maximize stockholder value due to the fact that such members collectively own approximately 17.3% of the Company’s outstanding shares of Common Stock, as compared to the Kleinheinz Dissident Group which owns only approximately 11.4% of the Company’s outstanding shares of Common Stock. For the past four years, no member of the Board has sold any shares of the Company’s Common Stock.

The Board and management team are committed to ensuring that they have the right plan and governance structure in place to deliver the most value to stockholders. The Board and management, with the assistance of their independent financial advisors, regularly undertake a thorough review of strategic alternatives. The Company and the Board are also members of Corporate Board Member (a NYSE Euronext company), which provides ongoing education focused upon the corporate governance responsibilities of a public company director. While the Board believes that the Company has the correct strategic plan and leadership in place, it remains open to all ideas designed to enhance stockholder value. Conversely, the Kleinheinz Dissident Group has refused to share with the Company any ideas that it may have for enhancing stockholder value despite several requests, instead opting to engage in a campaign that will only serve to distract management and inflict significant costs on the Company and its stockholders.

To provide the Company with a tool to incentivize management, at the 2011 Annual Meeting stockholders approved a reservation of 3,000,000 shares of Common Stock to be granted under the Company’s existing Stock Incentive Plan. The Company anticipates this pool of shares would be adequate for several years and to date no stock awards or options have been granted out of this reserve.

The Kleinheinz Dissident Group has Failed to Articulate any Plan for the Company and is Attempting to Take Control of the Company Without Paying For It

The Kleinheinz Dissident Group is asking stockholders to cede full control of the Board to a group of stockholders owning only 11.4% of the Company’s shares without paying any customary control premium to the Company’s stockholders, based on nothing more than a generic promise to “implement significant changes for the benefit of all Company stockholders.”

To date, the Kleinheinz Dissident Group has not articulated any plans or proposals for the Company to create value for stockholders nor even indicated that it has any such plans or proposals. The Kleinheinz Dissident Group Solicitation Statement provides no information as to what actions the Kleinheinz Dissident Group might undertake to improve stockholder value if it were to gain control of the Board. Rather than engage with the Company constructively, the Kleinheinz Dissident Group has made baseless allegations that the Board is “actively impeding improvements” without offering any examples of such behavior or any indication of what these improvements may be.

Importantly, the Kleinheinz Dissident Group has not disclosed any plans for addressing the adverse consequences to the Company that would result immediately upon the Kleinheinz Dissident Group achieving its goal of replacing the entire Board. In particular:

•

The Company’s business depends upon its management’s deep knowledge of the industry, its relationships with third-party payors and the relationships between its sales forces and its customers. The Company may have difficulty in retaining key employees if the Kleinheinz Dissident Group were successful in replacing the entire Board.

•

An event of default would occur under the Company’s Credit Agreement, dated as of June 15, 2010, which would give the lenders thereunder the right to declare the outstanding principal and accrued interest due and payable. As of September 30, 2011, the outstanding principal plus accrued interest under the Credit Agreement was $25.1 million. The Kleinheinz Dissident Group has categorically stated in the Kleinheinz Dissident Group Solicitation Statement that it believes that the lenders would be unlikely to exercise this right but admits that this assertion is not informed by any discussions with the Company’s lenders.

The Kleinheinz Dissident Group’s Nominees are Not Right for the Company’s Stockholders

The Company believes that the Kleinheinz Dissident Group’s nominees would fail to enhance the composition of the Board, as five of the seven nominees have no meaningful experience in the healthcare industry. Furthermore, the members of the Kleinheinz Dissident Group have not demonstrated a track record as activist investors who have successfully taken over a company and delivered greater value to stockholders.

The Board strongly believes that the Company and its stockholders are best served by a Board that continues to be composed of directors with deep experience and expertise in the healthcare industry.

The Kleinheinz Dissident Group Solicitation is Costly and Unjustified

Rather than submit nominees for consideration at the Company’s annual meeting to be held in the spring, the Kleinheinz Dissident Group has instead chosen to engage the Company in a costly and disruptive campaign to call a special meeting to replace the Company’s directors. The Bylaws allow stockholders to nominate director candidates between January 28, 2012 and February 27, 2012 to be voted upon at the Company’s annual meeting to be held in the spring. Therefore, even if the Kleinheinz Dissident Group is successful, the special meeting at most would establish the composition of the Company’s Board during a short period of only several weeks prior to the Company’s 2012 annual meeting, at which each of the Board seats will be up for election anyway.

Additionally, the Kleinheinz Dissident Group has stated in the Kleinheinz Dissident Group Solicitation Statement that, if they are successful, they will seek reimbursement from the Company for all of their own costs related to their solicitation. The Kleinheinz Dissident Group has not explained why it feels the cost it has and will continue to inflict upon the Company and its stockholders by pursuing a special meeting is justified.

THE SPECIAL MEETING

Section 1.3 of the Bylaws provides that the Company shall call a special meeting of stockholders if a written request to call a special meeting is made by stockholders owning not less than a majority of the outstanding shares of Common Stock. The written request for a special meeting must set forth the reason for the special meeting. The Bylaws further provide that, upon receipt of the request for a special meeting, the Secretary of the Company will have the duty of fixing the date and time of the meeting, which must be held not more than 75 days following receipt of the written request. If the Secretary of the Company shall neglect or refuse to fix the date and time of the meeting, the person or persons calling the meeting may do so.

If the Kleinheinz Dissident Group is successful in its efforts to solicit Agent Designations from the requisite holders and we are required to hold a special meeting, the Company intends to file a proxy statement with the SEC and solicit proxies in opposition to the proposals set forth in the Kleinheinz Dissident Group Solicitation Statement.

The Company reserves its rights to require full compliance with the provisions set forth in the Bylaws and with applicable law, including the DGCL, with respect to any special meeting sought to be called by the Kleinheinz Dissident Group or any other stockholders and the nomination of directors to the Board. The filing or distribution of this Revocation Solicitation Statement is not intended as and should not be taken as an admission by the Company of the validity of the Kleinheinz Dissident Group Solicitation of Agent Designations or a waiver of any provisions of the Bylaws or of any rights by the Company.

EFFECT OF EXECUTION AND DELIVERY OF REVOCATIONS

The Board is soliciting Revocations in opposition to the solicitation of Agent Designations by the Kleinheinz Dissident Group. By executing and returning the BLUE Revocation Card, you will be revoking your Agent Designation relating to the demand for the special meeting or, if you have not previously executed an Agent Designation, you will be helping the Board keep track of the progress of the Agent Designation process and demonstrating your support for the Board.

If you have previously signed and returned any Agent Designation, you have every right to change your mind and revoke the Agent Designation by signing, dating and returning the enclosed BLUE Revocation Card.

We urge you to consider this matter carefully, as there will be no meeting at which to revoke any Agent Designation. A stockholder’s revocation of a previously executed WHITE Agent Designation card will have the effect of opposing the Kleinheinz Dissident Group’s attempt to demand a special meeting. Whether or not you have previously executed a WHITE Agent Designation card and regardless of the number of shares you own, the Board urges you to show your support for the Board by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to Georgeson, at 199 Water Street, 26th Floor, New York, NY 10038-3560. If you have not previously executed an Agent Designation, your BLUE Revocation Card will have no legal effect in determining whether the Company must call the special meeting but is nevertheless useful in that it will help the Board keep track of the progress of the Agent Designation process and demonstrate your support for the Board.

If your shares of Common Stock are held of record by a bank, bank nominee, brokerage firm or other institution, only that bank, bank nominee, brokerage firm or other institution can execute your BLUE Revocation Card, and you should, accordingly, call the bank, bank nominee, brokerage firm or other institution with your instructions to execute your BLUE Revocation Card. If you require assistance with this process, please call Georgeson, at (212) 440-9800 (banks and brokers) or toll-free at (800) 891-3214 (all others).

The Board recommends that you not sign any WHITE Agent Designation card sent to you by the Kleinheinz Dissident Group. Whether or not you have previously executed a WHITE Agent Designation card and regardless of the number of shares you own, the Board urges you to show your support for the

Board by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to Georgeson, at 199 Water Street, 26th Floor, New York, NY 10038-3560.

REVOCATION

Either a WHITE Agent Designation card or a BLUE Revocation Card may be revoked by filing with the Secretary of the Company a written notice of revocation. Such written revocation may be in any form, but must be signed and dated and must clearly express your intention to revoke your previously executed WHITE Agent Designation card or BLUE Revocation Card. Any written notice revoking a WHITE Agent Designation card or a BLUE Revocation Card should be sent to:

Secretary of InfuSystem Holdings, Inc.

c/o Georgeson

199 Water Street, 26th Floor

New York, NY 10038-3560

Your latest dated submission will supersede any earlier-dated Agent Designation, Revocation Card or other written notice of Revocation, except that a Revocation will be inoperative and of no effect if delivered after the date, if any, as of which it is determined that the Kleinheinz Dissident Group effectively demanded a special meeting.

APPRAISAL RIGHTS

Stockholders of the Company are not entitled to appraisal rights in connection with the Kleinheinz Dissident Group Solicitation or this Revocation Solicitation.

THE COMPANY’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Certain information about the persons who currently serve as the Company’s directors and executive officers who may be participants in this Revocation Solicitation is set forth below. With respect to the Company’s directors, this information includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude at the time of their nomination that the person should serve as a director of the Company.

Sean McDevitt (Chief Executive Officer and Chairman of the Board). Sean McDevitt has served as the Company’s Chief Executive Officer since September 2009 and Chairman of the Board of Directors since August 2005. Previously, Mr. McDevitt was a Managing Director of FTN Midwest Securities Corp. from September 2004 to January 2007. In 1999, Mr. McDevitt co-founded Alterity Partners, a boutique investment bank which provided capital markets and merger and acquisition advisory services to high growth companies. Alterity Partners was acquired by FTN Midwest Securities Corp. in September 2004. Mr. McDevitt was formerly a senior investment banker at Goldman Sachs & Company from 1995 through 1999 where he led deal teams in a variety of technology and healthcare/biopharmaceutical transactions, including mergers and acquisitions, divestitures and initial public offerings. Prior to Goldman Sachs & Company, Mr. McDevitt worked in sales and marketing at Pfizer Inc. from 1991 until 1994. He was a Captain in the U.S. Army Rangers and was decorated for combat in the Panama invasion. He is a member of the Council on Foreign Relations. Mr. McDevitt received his B.S. in Computer Science and Electrical Engineering from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Mr. McDevitt brings to the Company and the Board of Directors extensive experience as an investment banker, especially dealing with mergers, acquisitions and other transactions in the healthcare industry.

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX), since October 2010. Previously Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California.

Mr. Dreyer brings to the Company and the Board of Directors financial expertise from his experience serving as a Chief Financial Officer of Sicor, Inc., AMN Healthcare Services, Inc. and Alphastaff Group, Inc.

Timothy Kopra (Director). Timothy Kopra has been a member of the Company’s Board of Directors since April 8, 2010. Mr. Kopra began his military service in 1985 and has held a variety of leadership and technical positions as a U.S. Army officer and aviator. After assignments within the U.S. and Germany and deployment to Operations Desert Shield and Desert Storm, Mr. Kopra completed the U.S. Navy Test Pilot School and was designated as an experimental test pilot in 1996. He then served as the developmental test director for the Comanche helicopter program. In July 2000, Mr. Kopra was selected as an astronaut and completed two years of Space Shuttle, Space Station, and T-38 flight training. Mr. Kopra then served in the Astronaut Office, where his primary focus involved testing crew interfaces for International Space Station (ISS) unpressurized modules as well as the implementation of support computers and operational Local Area Network on ISS. Mr. Kopra completed his first space flight in 2009, logging two months in space and one spacewalk. Mr. Kopra continues to be an employee of the National Aeronautics and Space Administration (NASA). Mr. Kopra received a Bachelor of Science from the United States Military Academy at West Point, a Master of Science in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Strategic Studies from the U.S. Army War College. Mr. Kopra also expects to receive a Masters of Business Administration from Columbia University and London Business School in December 2012.

Mr. Kopra’s science and technology experience and backgrounds are valuable to the Company.

Pat LaVecchia (Director and Vice Chairman of the Board). Pat LaVecchia has been a member of the Company’s Board of Directors since September 2005 and has served as Vice Chairman since September 2009. Mr. LaVecchia served as the Company’s secretary from September 2005 to November 2007. Mr. LaVecchia has been a founding principal and Managing Partner of LaVecchia Capital LLC, a merchant banking and investment firm, since 2007 and has over 20 years of experience on Wall Street. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets, including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major Wall Street firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). He was also at Hawk Holdings, a strategic venture capital firm from 2000 until 2001. Mr. LaVecchia received his B.A., magna cum laude (and was elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. Mr. LaVecchia also currently serves as a co-chairman of Premiere Opportunities Group, Inc. (PPBL, OTC) and a board member of Next1 Interactive, Inc. (NXOI, OTC), both of which are development stage companies. Mr. LaVecchia also sits on several advisory boards and non-profit boards and is a member of the NYSE AMEX Listed Company Council.

Mr. LaVecchia brings to the Company and the Board of Directors a strong background in capital markets from his experience in investment banking.

Jean-Pierre Millon (Director). Jean-Pierre Millon has served as a member of the Company’s Board of Directors since September 2005. Mr. Millon is a co-founder of BLS, LLC, a consulting and investing entity based in Indianapolis and established in 2002. Mr. Millon served as a consultant to AdvancePCS, successor entity to PCS Health Systems, from October 2000 to June 2002. Until September 2000, Mr. Millon was President and Chief Executive Officer of PCS Health Systems, one of the country’s largest pharmacy benefit managers. Prior to joining PCS in 1995, Mr. Millon was an executive with Eli Lilly and Co., PCS’ former parent company. His career with Lilly, started in 1976, spanned two decades and was highlighted by leadership positions in the United States, the Orient, Europe and the Caribbean Basin. Most recently, Mr. Millon served as President and General Manager of Lilly Japan, K.K. and Vice President of the Lilly pharmaceutical division in Kobe, Japan from 1992 until 1995. Mr. Millon was an advisory board member with Care Capital LLC, a healthcare venture fund from 2001 through 2003. Mr. Millon also serves on the Board of Directors of CVS/Caremark Corporation (NYSE: CVS), HSI, Inc. and Tummy Inc.

Mr. Millon’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

John Voris (Director). John Voris has been a member of the Company’s Board of Directors since September 2005. Mr. Voris served as the Company’s Chief Executive Officer from September 2005 until October 2007. From August 2004 to July 2005, Mr. Voris was Chairman of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. Mr. Voris retired from his position at Epocrates in July 2005 and did not accept another position until becoming the Company’s Chief Executive Officer and a member of the Board of Directors in September 2005. He was President and Chief Executive Officer of Epocrates from June 2000 until July 2004. Prior to Epocrates, Mr. Voris was Executive Vice President of PCS Health Systems from 1995 until 2000. During his tenure at PCS Health Systems, PCS Health Systems was a subsidiary of Eli Lilly from 1994 until 1999 and then of Rite Aid Pharmacies from 1999 until 2000. While at PCS, Mr. Voris had responsibility for all call centers, mail order pharmacies, sales and marketing of PBM services, product development and industry relations. Prior to PCS, Mr. Voris was with Eli Lilly from 1973 until 1995. Mr. Voris was Executive Director of the Infectious Disease Business Unit from 1993 until 1995, where he was responsible for world wide sales and marketing of a large portfolio of existing and development-stage anti-infectives. From 1988 until 1992, Mr. Voris was based in London as Director of Marketing for Europe, Middle East and Africa, where he had responsibility for sales, marketing and product development for the entire portfolio of Lilly pharmaceutical products. Prior to these positions, he held a variety of positions in sales, marketing, market research and business development. Mr. Voris received his M.B.A. and B.S. from the Kelley School of Business, Indiana University. Mr. Voris currently serves as Chairman of the Board of Directors of Regenesis Biomedical.

Mr. Voris’ experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

Wayne Yetter (Director). Wayne Yetter has served a member of the Company’s Board of Directors since September 2005. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS and later led its spinout company, Synavant, where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals. Mr. Yetter currently serves on the Board of Directors of EpiCept Corporation (OTCOX: EPCT), Strategic Diagnostics Inc. (NASDAQ: SDIX) and is Chairman of the Board of NuPathe, Inc. (NASDAQ: PATH).

Mr. Yetter’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

James M. Froisland (Chief Financial Officer). James M. Froisland has served as the Company’s Chief Financial Officer since December 2010. Prior to joining the Company, from 2006 to 2010, Mr. Froisland served as Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary for Material Sciences Corporation (NASDAQ: MASC). Prior to this role, he served as Senior Vice President, Chief Financial Officer and Chief Information Officer of Intelistaf Healthcare, Inc., a private provider of healthcare staffing services and has held a variety of c-level and senior financial and information technology positions at Burns International Service Corporation, Anixter International Inc., Budget Rent A Car Corporation, Allsteel Inc., and The Pillsbury Company. Mr. Froisland started his career with the public accounting firm KPMG LLP and is a Certified Public Accountant. Mr. Froisland holds a Masters in Business Administration in Management

Information Systems from the Carlson School of Management at the University of Minnesota and a B.A. in Math and Accounting from Luther College. Mr. Froisland also serves on the Board of Directors and Audit Committee for Westell Technologies Inc (NASDAQ: WSTL).

Director Independence

The Board has considered the independence of each director in accordance with the elements of independence set forth in the listing standards of the NYSE AMEX, upon which the Company’s Common Stock is listed. Based upon information solicited from each nominee, the Board has affirmatively determined that David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE AMEX’s director independence standards and Audit Committee independence standards, as currently in effect. Sean McDevitt, the Company’s Chief Executive Officer and the Chairman of the Board, is not currently considered independent in accordance with NYSE AMEX’s requirements.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board is composed entirely of independent directors. The following individuals are members of the Nominating and Governance Committee (the “Nominating Committee”): Wayne Yetter, Chairman, Timothy Kopra and John Voris. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board by the full Board. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Boards’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 3, 2012, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
David P. Cohen (1)	1,868,962	9%
Global Undervalued Securities Master Fund, L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund, L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund (QP), L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund, Ltd. (2)	1,861,480	9%
Kleinheinz Capital Partners, Inc. (2)	1,861,480	9%
Kleinheinz Capital Partners LDC (2)	1,861,480	9%
John Kleinheinz (2)	1,861,480	9%
Steve Tannenbaum (3)	1,765,382	8%
Greenwood Investments, Inc. (3)	1,765,382	8%
Sean McDevitt (4)	1,726,544	8%
Minerva Group LP (1)	1,082,262	5%
Greenwood Capital Limited Partnership (3)	888,400	4%
Greenwood Investors Limited Partnership (3)	876,982	4%
Athena Capital Management, Inc. (1)	786,700	4%
John Voris (5)	534,205	3%
Pat LaVecchia (6)	527,391	2%
Wayne Yetter (7)	379,972	2%
Jean-Pierre Millon (8)	353,806	2%
David C. Dreyer (9)	115,000	1%
Timothy Kopra (10)	50,000	*
James M. Froisland (11)	100	*
All directors and officers as a group (8 individuals)	3,687,018	17.3%

*	Less than 1%
**	Based on 21,330,235 shares of Common Stock outstanding as of December 31, 2011. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 25, 2012, as well as shares of restricted stock which vest within 60 days of January 25, 2012 are deemed outstanding in addition to the 21,330,235 shares of Common Stock outstanding as of December 31, 2011 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)	Derived from Amendment No. 2 to Schedule 13G filed on January 25, 2011, by Athena Capital Management, Inc. (“Athena”), Minerva Group, LP (“Minerva”), and David P. Cohen. Athena holds shared voting control and investment control with respect to 786,700 shares of Common Stock. Minerva is a general partner of Athena and holds voting control and investment control with respect to 1,082,262 shares of Common Stock. David P. Cohen is President of each of Athena and Minerva and holds shared voting control and investment control with respect to 1,868,962 shares of Common Stock which includes shares beneficially owned by Athena and Minerva. The business address of Athena, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(2)

Derived from Amendment 1 to Schedule 13D filed on January 20, 2012 by Kleinheinz Capital Partners, Inc. (“Kleinheinz”), Kleinheinz Capital Partners LDC (“Kleinheinz LDC”), Global Undervalued Securities

Master Fund, L.P. (“Master Fund”), Global Undervalued Securities Fund, L.P. (“Fund”), Global Undervalued Securities Fund (QP), L.P. (“QP Fund”), Global Undervalued Securities Fund, Ltd. (“Fund Ltd.”), John Kleinheinz, Boston Avenue Capital LLC, Charles M. Gillman, Stephen J. Heyman, James F. Adelson, Meson Capital Partners LP, Meson Capital Partners LLC and Ryan J. Morris. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz LDC and John Kleinheinz may be deemed beneficial owners of 1,861,480 shares of Common Stock owned by Master Fund. Fund, QP Fund and Fund Ltd. are the general partners of Master Fund. Kleinheinz is the investment manager of Master Fund, Fund, QP Fund and Fund Ltd. Kleinheinz LDC is the general partner of Fund and QP Fund. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz, Kleinheinz LDC and John Kleinheinz, as the principal of Kleinheinz and Kleinheinz LDC, exercise voting and investment control over the 1,861,480 shares of Common Stock. The business address of Kleinheinz and John Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102. The business address of Kleinheinz LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9001 Cayman Islands. The business address of Master Fund, Fund, QP Fund and Fund Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.
(3)	Derived from Amendment No. 2 to Schedule 13G filed on February 11, 2011 by Steve Tannenbaum, Greenwood Investments, Inc., (“Greenwood Investments”), Greenwood Capital Limited Partnership (“Greenwood Capital”) and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Capital and Greenwood Investors may be deemed to beneficially own 888,400 and 876,982 shares of Common Stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,765,382 shares of Common Stock. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has exercises sole investment and voting control over such 1,765,382 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
(4)	Mr. McDevitt exercises shared voting and investment control with respect to 1,234,044 shares of Common Stock held in the name of Tripletail, LLC, a limited liability company of which he is the sole member. The business address of Mr. McDevitt is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(5)	The business address of Mr. Voris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(6)	The business address of Mr. LaVecchia is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(7)	The business address of Mr. Yetter is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(8)	Mr. Millon exercises shared voting and investment control with respect to 267,092 shares of Common Stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee. The business address of Mr. Millon is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(9)	The business address of Mr. Dreyer is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(10)	The business address of Mr. Kopra is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(11)	The business address of Mr. Froisland is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.

SOLICITATION OF REVOCATIONS

Revocations are being solicited by and on behalf of the Board of Directors of the Company. All expenses of the Revocation Solicitation, including the cost of preparing and mailing this Revocation Solicitation Statement, will be borne by the Company. The Company will also request those holding shares for the benefit of others to send this Revocation Solicitation Statement to, and to obtain Revocations from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers, and employees of the Company in person or by telephone, telegram, advertisement, courier service, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

Additionally, the Company has retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of Revocations. The Company has agreed that Georgeson will be paid a fee not to exceed $35,000, plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

The Company has also retained Joele Frank, Wilkinson Brimmer Katcher as its public relations advisor in connection with the proxy solicitation. The Company has agreed to pay customary compensation for such services and to reimburse Joele Frank, Wilkinson Brimmer Katcher for its out-of-pocket expenses arising out of or in connection with its engagement. The Company has also agreed to indemnify Joele Frank, Wilkinson Brimmer Katcher against certain liabilities arising out of or in connection with its engagement.

INFORMATION REGARDING PARTICIPANTS IN THE REVOCATION SOLICITATION

Under applicable SEC regulations, the directors and executive officers of the Company are deemed “participants” in the Company’s solicitation of Revocations. For additional information regarding the Company’s directors and executive officers, please refer to “The Company’s Directors and Executive Officers” beginning on page 12 and “Security Ownership of Management and Principal Stockholders” beginning on page 16.

On April 6, 2010, the Company and Sean McDevitt entered into a share award agreement (the “Share Award Agreement”) that granted Mr. McDevitt the right to receive an aggregate of up to 2,000,000 shares of Common Stock of the Company upon the attainment of specified trading price levels from $5.00 to $15.00 per share and pursuant to certain other terms and conditions. Pursuant to the terms of the Share Award Agreement, upon a “Change in Control” of the Company, all 2,000,000 shares of Common Stock of the Company subject to such agreement would vest immediately. The definition of “Change in Control” in the Share Award Agreement includes a change in the majority of the membership of the Board from the date of the Share Award Agreement, unless such new Board members are approved by a majority vote of the then-current Board. Therefore, the 2,000,000 shares of Common Stock subject to the Share Award Agreement would vest upon the election of the Kleinheinz Dissident Group’s Board nominees at the proposed special meeting, if such event were to happen. The share award agreement was approved by the Compensation Committee of the Board.

Additionally, certain agreements between the Company and other employees contain a “Change in Control” provision similar to the one found in the Share Award Agreement. Accordingly, 75,000 shares would vest under the terms of those agreements upon the election of the Kleinheinz Dissident Group’s Board nominees at the proposed special meeting, if such event were to happen.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single Revocation Solicitation Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker and direct your written request to Georgeson, at 199 Water Street, 26th Floor, New York, NY 10038-3560. Stockholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2012 annual stockholders meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must have been submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 and received by the Company no later than December 22, 2011.

Stockholder proposals and director nominations not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Bylaws, which provide that such proposals must be delivered in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and not later than the 90th day prior to such anniversary date. As the 2011 annual meeting was held on May 27, 2011, such stockholder proposals and director nominations must be delivered in writing to the Company’s Secretary at the Company’s principal executive offices no earlier than January 28, 2012 and no later than February 27, 2012.

FORWARD-LOOKING STATEMENTS

The statements contained in this Revocation Solicitation Statement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Revocation Solicitation Statement, including statements regarding the future financial position, business strategy, plans, and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on current expectations and projections about future events and financial trends that it believes may affect financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K (the “10-K”) and other filings with the SEC, including, among other things:

•	dependence on our Medicare Supplier Number;

•	changes in third-party reimbursement rates;

•	availability of chemotherapy drugs used in our infusion pump systems;

•	physician’s acceptance of infusion pump therapy over oral medications;

•	our growth strategy, involving entry into new fields of infusion-based therapy;

•	the current global financial crisis;

•	industry competition; and

•	dependence upon our suppliers.

These risks are not exhaustive. Other sections of the 10-K and other filings with the SEC include additional factors which could adversely impact the Company’s business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for the Company to predict all risk factors, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http.//www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors—SEC Filings” section of our website at www.infusystem.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

The Board urges you to show your support for the Board by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to Georgeson at the address below. If you have any questions or need any assistance in revoking an Agent Designation you may have given to the Kleinheinz Dissident Group please contact:

199 Water Street, 26th Floor New York, NY 10038-3560 Banks and Brokers Call (212) 440-9800 All Others Call Toll-Free (800) 891-3214

INFUSYSTEM HOLDINGS, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

FORM OF BLUE REVOCATION CARD

™ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ™

REVOCATION OF AGENT DESIGNATION

THIS REVOCATION OF AGENT DESIGNATION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFUSYSTEM HOLDINGS, INC. IN OPPOSITION TO THE SOLICITATION BY KLEINHIENZ CAPITAL PARTNERS, MESON CAPITAL PARTNERS AND BOSTON AVENUE CAPITAL AND CERTAIN RELATED PERSONS (THE “KLEINHEINZ DISSIDENT GROUP”) TO APPOINT DESIGNATED AGENTS TO REQUEST THE CALLING OF A SPECIAL MEETING OF STOCKHOLDERS OF INFUSYSTEM HOLDINGS, INC.

REVOKE

AGENT

DESIGNATION

DO NOT REVOKE

AGENT

DESIGNATION

1. The undersigned stockholder, acting with regard to all shares of common stock, par value $0.0001 per share, of InfuSystem Holdings, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed Agent Designation requesting the calling of a special meeting of stockholders described in the Solicitation Statement of the Kleinheinz Dissident Group dated January 31, 2012 (as may be subsequently amended or modified) and hereby confirms that the undersigned has the power to deliver a Revocation of Agent Designation for the number of shares represented hereby.

THE BOARD OF DIRECTORS OF INFUSYSTEM HOLDINGS, INC. UNANIMOUSLY RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED AGENT DESIGNATION REGARDING THE KLEINHEINZ DISSIDENT GROUP’S SOLICITATION FOR THE CALLING OF A SPECIAL MEETING BY PROPERLY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD (USING THE ENCLOSED POSTAGE-PAID ENVELOPE).

PLEASE SIGN THIS FORM OF REVOCATION EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED REVOCATION CARDS MARKED “REVOKE AGENT DESIGNATION” OR SIGNED BUT UNMARKED REVOCATIONS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN AGENT DESIGNATIONS FOR THE NUMBER OF SHARES REPRESENTED BY THE UNDERSIGNED.

(Please date this Written Consent and sign your name exactly as it appears hereon. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.

Signature and Title (if any)

Signature and Title (if any)

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